SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2005

LEVI STRAUSS & CO.

(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1155 BATTERY STREET

SAN FRANCISCO, CALIFORNIA 94111

(Address of principal executive offices, including zip code)

(415) 501-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 8, 2005, Mr. G. Craig Sullivan, a member of the Board of Directors of Levi Strauss & Co., elected, effective January 1, 2006, to retire from the Board. A copy of the press release announcing Mr. Sullivan’s retirement is attached as Exhibit 99.1 hereto.

ITEM 8.01 Other	Events.

Board Committees

At a meeting of our Board of Directors on December 8, 2005, the Board took the following actions concerning Board committees:

•	Creation of a Nominating and Corporate Governance Committee to assist the Board in (i) identifying qualified candidates for membership on the Board and making recommendations regarding the size and composition of the Board, and (ii) overseeing our corporate governance matters and making recommendations to the Board concerning corporate governance matters;

•	Changing the name of the Corporate Social Responsibility Committee to the Corporate Citizenship Committee;

•	Appointing the following Board members to serve on the following Committees, effective immediately:

Committee	Members
Audit	Leon J. Level (Chair), Angela Glover Blackwell, Peter A. Georgescu, Patricia Salas Pineda

Corporate Citizenship	Peter A. Georgescu (Chair), Angela Glover Blackwell, Robert E. Friedman, Miriam L. Haas, Walter J. Haas, Patricia A. House

Finance	T. Gary Rogers (Chair), Miriam L. Haas, Peter E. Haas, Jr., F. Warren Hellman, Leon J. Level

Human Resources	Patricia A. House (Chair), James C. Gaither, F. Warren Hellman, T. Gary Rogers

Nominating and Corporate Governance	James C. Gaither (Chair), Peter A. Georgescu, F. Warren Hellman, Patricia Salas Pineda

ITEM 9.01.	Financial Statements And Exhibits.

(d)	Exhibits.

99.1	Press release, dated December 9, 2005, announcing the retirement of G. Craig Sullivan as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.

DATE: December 12, 2005	By:	/s/ Gary W. Grellman
	Name:	Gary W. Grellman
	Title:	Vice President, Controller

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated December 9, 2005, announcing the retirement of G. Craig Sullivan as a director.